Exhibit 99.7

FORM OF NOMINEE HOLDER CERTIFICATION

The undersigned, a bank, broker, trustee, depositary or other nominee of transferable rights (the “Rights”) to purchase shares of common stock, par value $0.001 per share, of EXCO Resources, Inc. (the “Company”) pursuant to the rights offering described and provided for in the Company’s Prospectus dated December 17, 2013 (the “Prospectus”), hereby certifies to the Company and to Continental Stock Transfer & Trust Company, as Subscription Agent for the rights offering, that (1) the undersigned has exercised, on behalf of the beneficial owners thereof (which may include the undersigned), the number of Rights specified below pursuant to the basic subscription right (as described in the Prospectus) and, on behalf of beneficial owners of Rights who have subscribed for the purchase of additional shares of common stock pursuant to the over-subscription privilege (as described in the Prospectus), the number of shares specified below pursuant to the over-subscription privilege, listing separately below each such exercised basic subscription right and the corresponding over-subscription privilege (without identifying any such beneficial owner), (2) to the extent a beneficial owner has elected to subscribe for shares pursuant to the over-subscription privilege, each such beneficial owner’s basic subscription right has been timely exercised in full (including in respect of Rights purchased from others), and (3) if a beneficial owner has elected to subscribe for shares pursuant to the over-subscription privilege, the number of shares of common stock beneficially owned by the beneficial owner as of 5:00 p.m., New York City time, on December 19, 2013 (for purposes of proration in connection with the over-subscription privilege).

Number of Shares Owned on Record Date	Number of Shares Subscribed for Pursuant to Basic Subscription Right	Number of Shares Subscribed for Pursuant to Over- Subscription Privilege
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Provide the following information if applicable:

Name of Nominee Holder	DTC Participant Number

By:
Name:	DTC Subscription Confirmation Numbers
Title:
Phone Number:
Fax Number:	Dated: